Exhibit 11

                         ALPHARMA INC.
            Computation of Earnings per Common Share
                   Primary and Fully Diluted
       (Dollars in thousands, except for per share data)

                                                Six Months Ended
                                                    June 30,
                                                  1996         1995
Computation for Statement of Income

  Primary earnings per share:

  Net income                                $       275   $     6,979

  Average common shares outstanding          21,697,000    21,616,000

  Additions:
     Dilutive effect of outstanding
 warrants determined by treasury
 stock method                                  379,000
     Dilutive effect of outstanding
      options determined by treasury
      stock method                             156,420       105,336

                                            22,232,420    21,721,336

  Earnings per common share - Primary            $0.01         $0.18

  Fully diluted earnings per share:

  Net income                               $       275   $     6,979

  Average common shares outstanding         21,697,000    21,616,000
  Additions:
     Dilutive effect of outstanding
 warrants determined by treasury
 stock method                                  379,000
     Dilutive effect of outstanding
      options determined by treasury
      stock method                              156,420       105,336
                                             22,232,420    21,721,336

  Earnings per common share - Fully diluted       $0.01         $0.18
                                                       Exhibit 11

                         ALPHARMA INC.
            Computation of Earnings per Common Share
                   Primary and Fully Diluted
       (Dollars in thousands, except for per share data)

                                                  Three Months Ended
                                                      June 30,
                                                  1996         1995
Computation for Statement of Income

  Primary earnings per share:

  Net income (loss)                         $    (4,502)   $     3,054

    Average   common  shares  outstanding    21,708,000     21,625,000

  Additions:
     Dilutive effect of outstanding
 warrants determined by treasury
 stock method                                  200,000
     Dilutive effect of outstanding
      options determined by treasury
      stock method                              136,975       120,704

                                             22,044,975    21,745,704

  Earnings (loss) per common share - Primary     $(0.20)        $0.14

  Fully diluted earnings per share:

  Net income (loss)                         $    (4,502)  $     3,054

  Average common shares outstanding          21,708,000    21,625,000
  Additions:
     Dilutive effect of outstanding
 warrants determined by treasury
 stock method                                   200,000
     Dilutive effect of outstanding
      options determined by treasury
      stock method                              136,975       120,704
                                             22,044,975    21,745,704

  Earnings (loss) per common share -
     Fully diluted                               $(0.20)        $0.14